Exhibit 99.1

Silvergate Capital Corporation Announces First Quarter 2020 Financial Results Release Date and Conference Call, and Provides COVID-19 Pandemic Update
La Jolla, CA, April 16, 2020 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced that it will release its first quarter 2020 financial results before market open on Wednesday, April 29, 2020, and will host a conference call at 11:00 a.m. (Eastern Time) the same day, and is also providing a brief COVID-19 pandemic update.

COVID-19 Pandemic Update

Alan Lane, president and chief executive officer of Silvergate, commented, “As the unprecedented world-wide pandemic evolves, Silvergate is well positioned to endure difficult environments, similar to what we are experiencing today. We have been taking the necessary steps to prepare for a potential economic downturn for quite some time, while also positioning Silvergate to succeed in a digital world. Over a year ago, we began taking measured steps to protect Silvergate against declining interest rates while maintaining strict loan underwriting standards and a conservative balance sheet. Today our customers can take comfort in knowing that our employees are safe and standing by to serve them.”

Capital and Liquidity

The ability to offer uninterrupted banking access to Silvergate’s customers is a byproduct of the Company’s historically strong capital, liquidity, asset quality, and earnings positions. At December 31, 2019, Silvergate had a 26.9% Total Risk-Based Capital Ratio, and our on balance sheet liquidity of $1.0 billion in cash, cash equivalents and investment securities available for sale, at fair market value, represented 48.5% of our total assets. Given these strong ratios we are confident we can maintain appropriate liquidity as we manage through the current crisis as well as execute on our growth initiatives as the Company continues to expand the network effect of the Silvergate Exchange Network (SEN), our global round the clock payments platform.
Credit
Silvergate utilizes a disciplined underwriting and lending approach with procedures in place to assist in maintaining the credit quality of our loan portfolio. Silvergate’s conservative approach to underwriting is reflected by our weighted average loan-to-values at December 31, 2019 of 52.6% for our commercial and multi-family real estate loans and 52.8% for our single family residential real estate loans.

Operations; Customer and Community Support

Silvergate maintains a robust pandemic continuity business plan and periodically conducts tests to ensure the plan’s effectiveness. The most recent test was staged in September of 2019. That successful test positioned Silvergate to quickly adapt to the spreading pandemic in early March 2020, when we started to move a majority of the Company’s employees to a remote working environment.

Silvergate’s top priority has been ensuring the safety of the Company’s employees and customers. To support our customers and the local community, Silvergate has initiated payment relief for borrowers impacted by COVID-19, and established referral relationships for those seeking assistance under the SBA’s “Paycheck Protection Program” (PPP).

First Quarter 2020 Earnings Release and Conference Call

Exhibit 99.1

The conference call can be accessed live by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, and requesting to be joined to the Silvergate Capital Corporation First Quarter 2020 Earnings Conference Call. A replay will be available starting at 2:00 p.m. (Eastern Time) on April 29, 2020 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13701393. The replay will be available until 11:59 p.m. (Eastern Time) on May 13, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergatebank.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation is a registered bank holding company for Silvergate Bank, headquartered in La Jolla, California. Silvergate Bank is a commercial bank that opened in 1988, has been profitable for 22 consecutive years, and has focused its strategy on creating the banking platform for innovators, especially in the digital currency industry, and developing product and service solutions addressing the needs of entrepreneurs. The Company’s assets consist primarily of its investment in the Bank and the Company’s primary activities are conducted through the Bank. The Company is subject to supervision by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). The Bank is subject to supervision by the California Department of Business Oversight, Division of Financial Institutions and, as a Federal Reserve member bank, the Federal Reserve. The Bank’s deposits are insured up to legal limits by the Federal Deposit Insurance Corporation.

Forward-Looking Statements

Statements in this press release may constitute forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. Statements relating to future events or our future performance or financial condition are not facts, but are based on current expectations, estimates and assumptions by management. These statements are not representations regarding or guaranties of future performance, condition or results and involve various risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of many factors. For information about other important factors that could cause actual results to differ materially from those discussed in the forward-looking statements contained in this release, please refer to the Company's public reports filed with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

Investor Relations & Media Contact
Jamie Lillis / Shannon Devine
(858) 200-3782
investors@silvergate.com